Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donegal Group Inc.

Marietta, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 7, 2019, relating to the consolidated financial statements of Donegal Financial Services Corporation appearing as a schedule in the Annual Report on Form 10-K of Donegal Group Inc. for the year ended December 31, 2018.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

August 9, 2019